   As filed with the Securities and Exchange Commission on December 24, 1997.
                                                         Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                        --------------------------------

                            Corporate Express, Inc.
                            -----------------------
             (Exact name of registrant as specified in its charter)

                   Colorado                                84-0978360
 --------------------------------------------           ---------------
(State or other jurisdiction of incorporation          (I.R.S. Employer
 or organization)                                      Identification No.)

              1 Environmental Way
              Broomfield, Colorado                         80021-3416
 --------------------------------------------           ---------------
   (Address of Principal Executive Offices)                (Zip Code)

  Stock Incentive Plan for Former Optionholders of Data Documents Incorporated
                                      and
 Non-Qualified Stock Option Agreement for Former Optionholder of Data Documents
 ------------------------------------------------------------------------------
                                 Holdings, Inc.
                                 --------------
                           (Full title of the plans)

                                  Jirka Rysavy
                            Chief Executive Officer
                            Corporate Express, Inc.
                              1 Environmental Way
                        Broomfield, Colorado 80021-3416
                        -------------------------------
                    (Name and address of agent for service)

                                 (303) 664-2000
                                 --------------
         (Telephone number, including area code, of agent for service)

                                with a copy to:
                            Rhonda R. Cohen, Esquire
                       Ballard Spahr Andrews & Ingersoll
                         1735 Market Street, 51st Floor
                     Philadelphia, Pennsylvania 19103-7599
                                 (215) 665-8500

                        CALCULATION OF REGISTRATION FEE
                        -------------------------------

----------------------------------------------------------------------------
                                     Proposed      Proposed
Title of                             Maximum        Maximum
Securities             Amount        Offering      Aggregate     Amount of
to be                   to be       Price Per      Offering     Registration
Registered           Registered      Share(1)      Price(1)         Fee
----------------------------------------------------------------------------
Common Stock,
par value $.0002
per share             355,960(2)      $11.56       $4,114,898      $1,214
----------------------------------------------------------------------------

(1) Calculated in accordance with Rule 457(c) and (h), on the basis of the average of the high and low prices of Corporate Express, Inc. Common Stock on December 19, 1997, as reported on the Nasdaq National Market.

(2) Such number represents 322,960 shares of Common Stock initially issuable upon exercise of options outstanding under the Stock Incentive Plan for Former Optionholders of Data Documents Incorporated and 33,000 shares of Common Stock initially issuable upon exercise of all options granted under the Non-Qualified Stock Option Agreement for Former Optionholder of Data Documents Holdings, Inc. Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement shall also cover such indeterminate number of shares of Common Stock as may be issued thereunder from time to time by reason of adjustments to prevent dilution resulting from stock splits, stock dividends and similar transactions as described in the Stock Incentive Plan for Former Optionholders of Data Documents Incorporated and the Non-Qualified Stock Option Agreement for Former Optionholder of Data Documents Holdings, Inc.

     PART  I - INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

               The documents containing the information specified in Part I of this Registration Statement will be given or sent to all participants in the Stock Incentive Plan for Former Optionholders of Data Documents Incorporated and the Non-Qualified Stock Option Agreement for Former Optionholder of Data Documents Holdings, Inc. as specified by Rule 428 under the Securities Act of 1933, as amended.

     PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Certain Documents by Reference.
          ------------------------------------------------

               The following documents filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") by Corporate Express, Inc. (the "Company") (File No. 0-24642) are incorporated herein by reference:

          (i) The Company's Annual Report on Form 10-K for the fiscal year ended March 1, 1997 filed on May 16, 1997, as amended by Form 10-K/A filed on October 28, 1997.

          (ii) The Company's Quarterly Reports on Form 10-Q for the quarters ended May 31, 1997 and August 30, 1997.

          (iii) The Company's Current Reports on Form 8-K filed on September 17, 1997 and November 14, 1997.

          (iv) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, filed with the Commission on August 4, 1994.

          All documents subsequently filed by the Company after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and shall be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities.
          -------------------------

              Not applicable.


Item 5.   Interests of Named Experts and Counsel.
          --------------------------------------

              Not applicable.


Item 6.   Indemnification of Directors and Officers.
          -----------------------------------------

              Section 7-109-101, et seq., of the Colorado Business Corporation Act generally provides that a corporation may indemnify its directors, officers, employees, fiduciaries and agents against liabilities and reasonable expenses incurred in connection with any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (a "Proceeding"), by reason of being or having been a director, officer, employee, fiduciary or agent of the corporation, if such person acted in good faith and reasonably believed that his conduct, in his official capacity, was in the best interests of the corporation (or, with respect to employee benefit plans, was in the best interests of the participants of the plan), and in all other cases his conduct was at least not opposed to the corporation's best interests. In the case of a criminal proceeding, the director, officer, employee, fiduciary or agent must have had no reasonable cause to believe his conduct was unlawful. Under Colorado law, the corporation may not indemnify a director, officer, employee, fiduciary or agent in connection with a Proceeding by or in the right of the corporation if the director is adjudged liable to the corporation, or in a proceeding in which the director, officer, employee or agent is adjudged liable for an improper personal benefit.

              The Company's Articles of Amendment and Restatement to the Articles of Incorporation and By-Laws provide that the Company shall indemnify its officers and directors to the full extent permitted by the law. The indemnification provisions in the Company's By-Laws are substantially similar to the provisions of Section 7-109-101, et seq. The Company has entered into agreements to provide indemnification for its directors and certain officers consistent with its Articles of Amendment and Restatement to the Articles of Incorporation and By-Laws.


Item 7.  Exemption from Registration Claimed.
         -----------------------------------

              Not applicable.

Item 8.  Exhibits.
         --------

     4.1 Specimen copy of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Registration Statement on Form S-1, Reg. No. 33-81924)

     5.1            Opinion of Ballard Spahr Andrews & Ingersoll

     23.1           Consent of Coopers & Lybrand L.L.P.

     23.2           Consent of Ballard Spahr Andrews & Ingersoll (contained in
                    Exhibit 5.1)

     24.1 Power of Attorney (included on signature page of Registration Statement)

Item 9.  Undertakings.
         ------------

           The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

           Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Broomfield, State of Colorado on December 24, 1997.


                                    CORPORATE EXPRESS, INC.


                                    By /s/ Jirka Rysavy
                                       --------------------------
                                       Jirka Rysavy, Chairman of the Board
                                         and Chief Executive Officer


          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

          Each person whose signature appears below in so signing also makes, constitutes and appoints Jirka Rysavy, Robert L. King and Gary M. Jacobs, and each of them, his true and lawful attorney-in-fact, with full power of substitution, for him in any and all capacities, to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this Registration Statement, with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that said attorney-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof.


     Signature                     Title                         Date
     ---------                     -----                         ----
/s/Jirka Rysavy              Chairman of the Board         December 24, 1997
-----------------            and Chief Executive
Jirka Rysavy                 Officer (Principal
                             executive officer)

/s/ Robert L. King           President, Chief              December 24, 1997
--------------------         Operating Officer and
Robert L. King               Director


/s/Sam R. Leno               Executive Vice President      December 24, 1997
--------------------------   and Chief Financial
Sam R. Leno                  Officer (Principal
                             financial officer)

/s/ Joanne C. Farver         Vice President and            December 24, 1997
--------------------------   Controller (Principal
Joanne C. Farver             accounting officer)

/s/ Janet A. Hickey          Director                      December 24, 1997
--------------------------
Janet A. Hickey

/s/James P. Argyropoulos     Director                      December 24, 1997
--------------------------
James P. Argyropoulos

/s/ Mo Siegel                Director                      December 24, 1997
--------------------------
Mo Siegel

                                 EXHIBIT INDEX



Exhibit
Number              Description                              Page
------              -----------                              ----
4.1            Specimen copy of Common Stock Certificate
               (incorporated by reference to Exhibit 4.1
               to Registration Statement on Form S-1,
               Reg. No. 33-81924)

5.1            Opinion of Ballard Spahr Andrews & Ingersoll

23.1           Consent of Coopers & Lybrand L.L.P.

23.2           Consent of Ballard Spahr Andrews & Ingersoll
               (contained in Exhibit 5.1)

24.1 Power of Attorney (included on signature page of Registration Statement)